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                                                                   EXHIBIT 10(N)

                                   AGREEMENT

     This AGREEMENT, dated as of January 2, 1995, is made by and between David
R. Wood (hereinafter referred to as the "Executive") and The Sands Regent, a Nevada corporation (the "Company").

                                    RECITALS

     A. The Executive Compensation Committee of the Board of Directors of the Company has determined that it is in the best interest of the Company's shareholders that appropriate steps should be taken to reinforce and encourage the continued dedication of the Executive to the Executive's assigned duties without distraction arising from the possibility of a Change of Control of the Company.

     B. In order to induce the Executive to remain in the employ of the Company and to induce the Executive to give the Executive's continued attention and dedication to the Executive's assigned duties in the event of a Change of Control of the Company, the Company desires to provide the Executive with certain benefits and inducements, as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following terms used in this Agreement, shall have the meaning specified below:

SECTION 1.1 -- BOARD OF DIRECTORS.

     "Board of Directors" shall mean the board of directors of the Company.

SECTION 1.2 -- CAUSE.

     "Cause" shall mean termination of employment with the Company because of
(i) the Executive's willful failure or refusal to satisfactorily perform the duties of his position after notice by the Company; (ii) the commission by the Executive of a felony or the willful perpetration by the Executive of a dishonest act against or breach of fiduciary duty toward the Company; or (iii) any other act or omission by the Executive which is injurious in any material respect to the Company.

SECTION 1.3 -- CHANGE IN CONTROL.

     A "Change in Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") together with its affiliates, excluding employee benefit plans of the Company is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) as a result of a proxy contest, merger, consolidation, sale of assets, tender offer or exchange offer or as a result of any combination of the foregoing, Directors who were members of the Board of Directors two years prior to such time and new Directors whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors still in office who were Directors two years prior to such time, cease to constitute at least two-thirds of the members of the Board of Directors; or
(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to
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represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 1.4 -- CODE.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.5 -- COMPANY.

     "Company" shall mean The Sands Regent, a Nevada corporation, its subsidiaries and affiliates, and any successor to its business, whether direct or indirect, by purchase of securities, merger, consolidation, purchase of all or substantially all of the Company's assets or otherwise.

SECTION 1.6 -- DATE OF TERMINATION.

     "Date of Termination" shall mean in the case of termination of the Executive's employment by the Company for Cause or termination by the Executive for Good Reason or termination for any other reason, the date specified in the Notice of Termination, which date shall not be less than thirty days after the date such Notice of Termination is given.

SECTION 1.7 -- DISABILITY.

     "Disability" shall mean absence from performance of assigned duties for the Company on a full-time basis for 12 consecutive calendar months as a result of incapacity due to medically documented physical or mental illness; provided that the Executive shall not have returned to the full-time performance of the Executive's duties within 30 calendar days of actual receipt of written Notice of Termination for the reason of Disability. Such Notice of Termination may not be given prior to the expiration of the 12-month period of Disability.

SECTION 1.8 -- EXECUTIVE.

     "Executive" shall have the meaning provided in the first paragraph of this Agreement.

SECTION 1.9 -- GOOD REASON.

     "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

          (a) the assignment to the Executive of duties inconsistent with the position and status of an executive of the Company, or a substantial alteration in the nature, status or prestige of the Executive's responsibilities as Chief Financial Officer of the Company from those in effect immediately prior to a Change in Control;

          (b) a reduction by the Company in the Executive's base salary or bonus opportunity as in effect immediately prior to the occurrence of a Change of Control;

          (c) the reassignment of the Executive to a location which increases the Executive's commute by more than 50 miles on a daily round trip basis;

          (d) the Executive's assignment to a location other than the principal executive offices of the Company;

          (e) the Company's failure to continue, or a substantial change in, the Executive's participation in any compensation or benefit plans;

          (f) the Company's failure to obtain the agreement of any successor to assume the Agreement;

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          (g) any other items which in the Company's judgment should give the
     Executive the right to terminate his employment and receive severance benefits; or

          (h) any purported termination of the employment of the Executive by the Company which is not effected according to the requirements of a Notice of Termination as defined in Section 1.10 herein.

SECTION 1.10 -- NOTICE OF TERMINATION.

     "Notice of Termination" shall mean a notice, in writing, to the Executive from the Company or to the Company from the Executive, which indicates the specific termination provision enumerated in this Agreement relied upon, and which sets forth in reasonable detail the facts and circumstances alleged to provide a basis for termination of the Executive's employment by the Company or by the Executive. Such notice must be communicated to the Executive in accordance with Section 4.3 herein.

SECTION 1.11 -- RETIREMENT.

     "Retirement" shall mean termination of the Executive's employment on or after the date on which the Executive attains sixty-five years of age or termination in accordance with any retirement agreement entered into between the Executive and the Company.

                                   ARTICLE II

                                      TERM

     This Agreement shall be effective commencing on the date hereof and shall continue in effect through February 28, 2000; provided, however, that if a Change of Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for the lesser of (i) a period of 36 months beyond the effective date of the Change of Control; or (ii) a period ending on the date of the Retirement of the Executive.

                                  ARTICLE III

                           BENEFITS AND COMPENSATION

SECTION 3.1 -- WHEN BENEFITS PAYABLE.

     No benefits shall be payable under this Agreement and the provisions of this Agreement shall be of no force or effect unless there shall have been a Change in Control, and the Executive's employment with the Company shall have been terminated within three years after the Change in Control. If such a Change in Control has occurred and the Executive's employment with the Company is terminated within three years after the Change in Control, unless such termination is (i) because of the death or Disability of the Executive, or (ii) by the Executive other than for Good Reason, the Executive shall be entitled to the benefits enumerated in this Article 3, under the conditions imposed herein.

SECTION 3.2 -- BENEFITS UPON TERMINATION FOR CAUSE.

     In the event that the Executive's employment with the Company is terminated for Cause, the Executive shall receive the Executive's full base compensation (plus accrued but unpaid vacation benefits) as earned through the Date of Termination at the rate in effect at the time Notice of Termination is given. Following payment of said amount, the Company shall have no further obligations to the Executive under this Agreement.

SECTION 3.3 -- BENEFITS UPON RETIREMENT.

     In the event that the Executive's employment with the Company is terminated by reason of the Executive's Retirement, the Executive shall be entitled to the benefits under the Company's regular

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retirement program, or, if a separate retirement agreement has been entered into between the Executive and the Company, benefits shall be provided according to the terms of that agreement.

SECTION 3.4 -- BENEFITS UPON TERMINATION OTHER THAN FOR CAUSE, RETIREMENT OR
               DISABILITY; OR TERMINATION FOR GOOD REASON.

     In the event that the employment of the Executive shall be terminated (i) by the Company for any reason other than for Cause, Disability or Retirement within three years after the occurrence of such Change in Control or (ii) by the Executive for Good Reason within three years after the occurrence of such Change in Control, then

          (a) the Executive shall be entitled to receive: (i) the Executive's full base compensation (plus accrued but unpaid vacation benefits) as earned through the Date of Termination at the rate in effect at the time Notice of Termination is given; (ii) for a 36-month period after such termination (or such lesser number of months up to the date of the Executive's Retirement or until the date the Executive obtains a new job of similar status), life, disability, accident and health insurance coverage substantially the same as that which the Executive received immediately prior to the Change of Control but increased to the extent that such benefits were increased following the Change of Control; and (iii) a lump sum payment (the "Severance Payment") from the Company to the Executive of a dollar amount equal to 300% of (x) the greater of (1) the annual base compensation for the Executive for the twelve-month period immediately preceding the Change of Control or (2) the annual base compensation of the Executive in effect at the time the Notice of Termination is given and (y) any bonus paid during the twelve-month period immediately preceding the time the Notice of Termination is given.

          (b) all options to purchase securities of the Company then held by the Executive shall be immediately exercisable, without regard to whether such options are exercisable at such time pursuant to the terms of the documents under which such options were granted; provided that if such Change of Control is to be accomplished through a tender offer or an exchange offer, such options shall be exercisable at a time that shall permit the Executive to tender the shares received upon the exercise of the options in such tender or exchange offer; and

          (c) any securities of the Company then held by the Executive that are subject to any restriction on transfer, other than restrictions imposed only be federal or state securities laws, shall lapse and be of no further force and effect with the result that the Executive shall be permitted to sell, transfer or otherwise dispose of such securities without regard to any such restrictions.

SECTION 3.5 -- TAX DEDUCTIBILITY OF BENEFIT PAYMENTS.

     In the event that any payment or benefit received or to be received by the Executive in connection with the termination of the Executive's employment pursuant to the terms of this Agreement would not be deductible (in whole or in part) by the Company as a result of the operation of Section 280G of the Code, the amount of the Severance Payment shall be reduced (but not below zero) until no portion of the Severance Payment is not deductible as a result of Section 280G of the Code.

SECTION 3.5 -- LEGAL FEES AND EXPENSES.

     If, following termination of the employment of the Executive within three years after a Change in Control, the Executive shall incur any legal fees or expenses as a result of the termination of the Executive's employment (including any such fees or expenses incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement), the Company shall pay or reimburse the Executive for all such fees or expenses; provided, however, that if the Executive is terminated for "Cause," the losing party shall pay the attorneys fees and costs of the prevailing party.

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SECTION 3.6 -- NO MITIGATION.

     Except as provided in Section 3.4(a)(ii) of this Agreement, the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced or offset by any compensation earned by the Executive as a result of employment by another employer or by retirement benefits after the Date of Termination or otherwise.

                                   ARTICLE IV

                                 MISCELLANEOUS

SECTION 4.1 -- SUCCESSORS; BINDING AGREEMENT.

     The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive had terminated the Executive's employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

SECTION 4.2 -- SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of, and be enforceable by, the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive. If the Executive should die within three years after a Change in Control and during the term of this Agreement and while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or if there is no such designee, to the Executive's estate.

SECTION 4.3 -- NOTICE.

     Notices and all communications provided for in this Agreement shall be in writing and shall be deemed to have been received when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth at the end of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

SECTION 4.4 -- NO WAIVER.

     No provision of this Agreement may be modified, waived or discharged unless in writing and signed by the Executive and such officer of the Company as may be specifically designated or authorized by the Board of Directors or by a Committee of the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

SECTION 4.5 -- ENTIRE AGREEMENT.

     No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement constitutes the entire agreement of the parties.

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SECTION 4.6 -- CONTROLLING LAW.

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada.

SECTION 4.7 -- INVALID PROVISION.

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

SECTION 4.8 -- COUNTERPARTS.

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

SECTION 4.9 -- THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY.

     Nothing contained in this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever, or
(ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Executive at any time or for any reason whatsoever, with or without cause.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                        "COMPANY"

                                          THE SANDS REGENT, a Nevada Corporation

Dated: February 6, 1995                   By: PETE CLADIANOS, JR.
                                              ---------------------------------
                                                         President

                                          By: PETE CLADIANOS, III
                                              ---------------------------------
                                                         Secretary

                                          Address:

                                          345 North Arlington Avenue
                                          Reno, Nevada 89501

                                                       "EXECUTIVE"

Dated: February 6, 1995                   DAVID R. WOOD
                                          -------------------------------------
                                          David R. Wood

                                          Address:

                                          4269 Muirwood Circle
                                          Reno, Nevada 89509

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